UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER FLOATING RATE TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Pioneer Floating Rate Trust Announces Plan for Tender Offer

BOSTON, MA – August 31, 2020. Pioneer Floating Rate Trust (NYSE: PHD) announced today that the Fund’s Board of Trustees has authorized (subject to certain conditions) a cash tender offer for up to 50% of the Fund’s outstanding shares of common stock (the “Shares”) at a price per Share equal to 98.5% of the Fund’s net asset value per Share as of the business day immediately following the expiration date of the tender offer. The commencement of the tender offer will be announced at a later date. The tender offer will not expire prior to December 20, 2020. The Fund will pay for any Common Shares tendered in the Tender Offer prior to December 31, 2020. The Fund will repurchase Shares tendered and accepted in the tender offer in exchange for cash. In the event the tender offer is oversubscribed, Shares will be repurchased on a pro rata basis. Amundi Pioneer Asset Management, Inc., the Fund’s investment adviser, has agreed with the Board of the Fund to limit ordinary operating expenses of the Fund for the benefit of the Fund’s remaining shareholders.

The tender offer is pursuant to a settlement agreement between the Fund and Saba Capital Management, L.P. (“Saba”) and certain associated parties. Pursuant to the settlement agreement, Saba has agreed to immediately withdraw its nominations of three candidates for election to the Fund’s Board of Trustees and its proposal to terminate the Fund’s investment advisory agreement with Amundi Pioneer Asset Management, Inc. and to terminate its pending proxy contest at the Fund’s 2020 Annual Meeting of Shareholders. During the effective period of the settlement agreement, Saba has agreed to (1) be bound by the terms of the settlement agreement, including to comply with certain standstill covenants, and (2) vote its Shares in favor of the Board’s nominees, in favor of any proposal with respect to which the Board recommends a vote in favor of such proposal, and against any proposal with respect to which the Board recommends a vote against such proposal. The Fund has been advised that Saba will file a copy of the settlement agreement with the U.S. Securities and Exchange Commission as an exhibit to its Schedule 13D.

Tender Offer Statement

The Fund has not commenced the tender offer described in this press release. This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Fund and the above statements are not intended to constitute an offer to participate in any tender offer. Information about the tender offer, including its commencement, will be provided by future public announcements. Shareholders will be notified in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, either by publication or mailing or both. The tender offer will be made only by an offer to purchase, a related letter of transmittal, and other documents to be filed with the SEC. Shareholders of the Fund should read the offer to purchase and tender offer statement and related exhibits when those documents are filed and become available, as they will contain important information about the tender offer. These and other filed documents will be available to investors for free both at the SEC’s website, http://www.sec.gov and from the Fund’s website, https://www.amundipioneer.com/us. There can be no assurance that any Share repurchases will reduce or eliminate the discount of the Fund’s market price per Share to the Fund’s net asset value per Share.

About Pioneer Floating Rate Trust

Pioneer Floating Rate Trust is an NYSE listed closed-end fund that seeks a high level of current income. It also seeks capital preservation as a secondary objective to the extent consistent with its primary objective.

About Amundi Pioneer Asset Management

Amundi Pioneer is the U.S. business of Amundi, Europe’s largest asset manager by assets under management and ranked among the ten largest globally[1]. Boston is one of Amundi’s six main global investment hubs and offers a broad range of fixed-income, equity, and multi-asset investment solutions in close partnership with wealth management firms, distribution platforms, and institutional investors across the Americas, Europe, and Asia-Pacific. Our long history of proprietary research, robust risk management, disciplined investment processes, and strong client relationships has made Amundi Pioneer an investment adviser of choice among leading institutional and individual investors worldwide. Amundi Pioneer had approximately $85 billion in assets under management as of June 30, 2020.

[1]    Source IPE “Top 400 asset managers” published in June 2020 and based on AUM as of December 31, 2019.

Cautionary Statement Regarding Forward-Looking Statements

This press release is not an offer to purchase nor a solicitation of an offer to sell shares of the Fund. This press release may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), and such statements are intended to qualify for the safe harbors from liability established by the PSLRA. All statements other than statements of historical fact are forward-looking and can sometimes be identified as such by the context of the statements, including words such as “believe,” “could,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “should,” “intend,” “possible,” “continue” “project,” “estimate,” “guidance” and other similar terms and phrases, whether in the negative or affirmative, although not all forward-looking statements include these words. Similarly, statements that describe the objectives, plans, or goals of the Fund or its investment adviser are forward-looking. Such forward-looking statements are based upon the Fund’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual events may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Fund’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Fund’s Annual Report to Shareholders on Form N-CSR for the fiscal year ended November 30, 2019, and its subsequent filings with the SEC which are available at http://www.sec.gov. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, the Fund undertakes no obligation to update publicly these statements for any reason, whether to reflect new information or the occurrence of unanticipated events or otherwise, following the date of this press release.

Important Additional Information And Where To Find It

The Fund’s trustees, executive officers, and certain persons associated with the Fund’s investment adviser and its parent company are deemed participants in the solicitation of proxies from the Fund’s shareholders in connection with the matters to be considered at the 2020 Annual Meeting of Shareholders. On August 3, 2020, the Fund filed a definitive proxy statement and an accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from the Fund’s shareholders in connection with the matters to be considered at the Fund’s 2020 Annual Meeting of Shareholders. Information regarding the names of the Fund’s trustees, executive officers, and certain persons associated with the Fund’s investment adviser and its parent company and their respective direct or indirect interests in the Fund by security holdings or otherwise can be found in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY THE FUND WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Fund’s website at https://www.amundipioneer.com/us, by writing to the Fund’s Secretary at Pioneer Floating Rate Trust, 60 State Street, Boston, Massachusetts 02109, by contacting the Fund’s investor relations department at 1.800.859.8508, or by contacting the Fund’s proxy solicitor, Okapi Partners LLC, toll free at 877.566.1922.

Media Contact
Prosek Partners
Brian Schaffer	Josh Clarkson
(646) 818-9229	(646) 818-9259
bschaffer@prosek.com	jclarkson@prosek.com